Exhibit 99.1

News Release

Allison Transmission Announces Third Quarter 2022 Results

* Net Sales of $710 million, up 25% year over year

* Diluted EPS of $1.45, up 63% year over year

* Record quarterly net sales of $118 million in the Outside North America On-Highway end market

INDIANAPOLIS, October 26, 2022 – Allison Transmission Holdings Inc. (NYSE: ALSN), a leading designer and manufacturer of conventional and electrified vehicle propulsion solutions and the largest global manufacturer of medium- and heavy-duty fully automatic transmissions for commercial and defense vehicles, today reported net sales for the third quarter of $710 million, a 25 percent increase from the same period in 2021, driven by resilient customer demand despite persistent supply chain challenges, price increases and the continued execution of growth initiatives.

David S. Graziosi, Chairman and Chief Executive Officer of Allison Transmission commented, “Despite the broad and ongoing challenges to supply chains, our third quarter 2022 results demonstrate notable performance with net sales in five out of six end markets up twenty percent or more year over year and record quarterly net sales in our Outside North America On-Highway end market. Year over year net sales growth of 25 percent was surpassed by even stronger growth in diluted EPS, up 63 percent.”

Graziosi continued, “During the third quarter, we maintained our well-defined approach to capital allocation by repurchasing $109 million of our common stock, representing 3 percent of outstanding shares, and paying a dividend of $0.21 per share. In spite of a challenging environment, Allison’s global On- and Off-Highway end markets continue to show strength and as a result we are pleased to raise full year 2022 midpoint guidance.”

Third Quarter Financial Highlights

Net sales for the quarter were $710 million. Year over year results were led by:

•	A 24 percent increase in net sales in the North America On-Highway end market principally driven by continued strength in customer demand for last mile delivery, regional haul and vocational trucks,

•	A 25 percent increase in net sales in the Service Parts, Support Equipment and Other end market principally driven by global service parts and support equipment, and aluminum die cast components,

•

A $26 million increase in net sales in the Global Off-Highway end markets driven by demand for hydraulic fracturing applications in the energy sector as well as higher demand in the mining and construction sectors, and

•

Record quarterly net sales in the Outside North America On-Highway end market, as a result of a 27 percent increase in net sales driven by the continued execution of our growth initiatives in Europe, Asia and South America

Net income for the quarter was $139 million. Diluted EPS for the quarter was $1.45. Adjusted EBITDA, a non-GAAP financial measure, for the quarter was $245 million. Net cash provided by operating activities for the quarter was $207 million. Adjusted free cash flow, a non-GAAP financial measure, for the quarter was $182 million.

Third Quarter Net Sales by End Market

End Market	Q3 2022 Net Sales ($M)	Q3 2021 Net Sales ($M)	% Variance
North America On-Highway	$340	$275	24%
North America Off-Highway	$24	$20	20%
Defense	$35	$39	(10%)
Outside North America On-Highway	$118	$93	27%
Outside North America Off-Highway	$36	$14	157%
Service Parts, Support Equipment & Other	$157	$126	25%
Total Net Sales	$710	$567	25%

Third Quarter Financial Results

Gross profit for the quarter was $328 million, an increase of 26 percent from $261 million for the same period in 2021. The increase in gross profit was principally driven by increased net sales and price increases on certain products partially offset by higher direct material costs.

Selling, general and administrative expenses for the quarter were $78 million, an increase of $5 million from $73 million for the same period in 2021. The increase was principally driven by higher commercial activities spending.

Engineering – research and development expenses for the quarter were $47 million, an increase of $5 million from $42 million for the same period in 2021. The increase was principally driven by increased product initiatives spending.

Net income for the quarter was $139 million, an increase of $45 million from $94 million for the same period in 2021. The increase was principally driven by higher gross profit partially offset by an unrealized loss on marketable securities and increased product initiatives and commercial activities spending.

Net cash provided by operating activities was $207 million, an increase of $11 million from $196 million for the same period in 2021. The increase was principally driven by higher gross profit partially offset by fluctuations in operating working capital funding requirements and higher cash income taxes.

Third Quarter Non-GAAP Financial Measures

Adjusted EBITDA for the quarter was $245 million, an increase of $56 million from $189 million for the same period in 2021. The increase in Adjusted EBITDA was principally driven by higher gross profit partially offset by increased product initiatives and commercial activities spending.

Adjusted free cash flow for the quarter was $182 million, an increase of $29 million from $153 million for the same period in 2021. The increase was driven by lower capital expenditures and higher net cash provided by operating activities.

2022 Guidance Update

Given third quarter 2022 results and current end markets conditions, we are raising our full year 2022 guidance midpoints and narrowing ranges. Allison expects 2022 Net Sales in the range of $2,690 to $2,740 million, Net Income in the range of $490 to $510 million, Adjusted EBITDA in the range of $915 to $945 million, Net Cash Provided by Operating Activities in the range of $620 to $650 million, Capital Expenditures in the range of $160 to $170 million, and Adjusted Free Cash Flow in the range of $460 to $480 million.

Our 2022 net sales guidance reflects higher customer demand in the Global On-Highway, Global Off-Highway and Service Parts, Support Equipment & Other end markets, price increases on certain products and the continued execution of growth initiatives.

Conference Call and Webcast

The company will host a conference call at 5:00 p.m. ET on Wednesday, October 26 to discuss its third quarter 2022 results. The dial-in phone number for the conference call is 1-877-425-9470 and the international dial-in number is 1-201-389-0878. A live webcast of the conference call will also be available online at http://ir.allisontransmission.com.

For those unable to participate in the conference call, a replay will be available from 8:00 p.m. ET on October 26 until 11:59 p.m. ET on November 2. The replay dial-in phone number is 1-844-512-2921 and the international replay dial-in number is 1-412-317-6671. The replay passcode is 13733359.

About Allison Transmission

Allison Transmission (NYSE: ALSN) is a leading designer and manufacturer of propulsion solutions for commercial and defense vehicles and the largest global manufacturer of medium- and heavy-duty fully automatic transmissions that Improve the Way the World Works. Allison products are used in a wide variety of applications, including on-highway trucks (distribution, refuse, construction, fire and emergency), buses (school, transit and coach), motorhomes, off-highway vehicles and equipment (energy, mining and construction applications) and defense vehicles (tactical wheeled and tracked). Founded in 1915, the company is headquartered in Indianapolis, Indiana, USA. With a presence in more than 150 countries, Allison has regional headquarters in the Netherlands, China and Brazil, manufacturing facilities in the USA, Hungary and India, as well as global engineering resources, including electrification engineering centers in Indianapolis, Indiana, Auburn Hills, Michigan and London in the United Kingdom. Allison also has more than 1,400 independent distributor and dealer locations worldwide. For more information, visit allisontransmission.com.

Forward-Looking Statements

This press release contains forward-looking statements. The words “believe,” “expect,” “anticipate,” “intend,” “estimate” and other expressions that are predictions of or indicate future events and trends and that do not relate to historical matters identify forward-looking statements. You should not place undue reliance on these forward-looking statements. Although forward-looking statements reflect management’s good faith beliefs, reliance should not be placed on forward-looking statements because they involve known and unknown risks, uncertainties and other factors, which may cause actual results, performance or achievements to differ materially from anticipated future results, performance or achievements expressed or implied by such forward-looking statements. Forward-looking statements speak only as of the date the statements are made. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, changed circumstances or otherwise. These forward-looking statements are subject to numerous risks and uncertainties, including, but not limited to: increases in cost, disruption of supply or shortage of labor, freight, raw materials, energy or components used to manufacture or transport our products or those of our customers or suppliers, including as a result of the war in Ukraine and the COVID-19 pandemic; global economic volatility; the duration and spread of the COVID-19 pandemic, including new variants of the virus and the pace and availability of vaccines and boosters, mitigating efforts deployed by government agencies and the public at large, and the overall impact from such outbreak on economic conditions, financial market volatility and our business, including but not limited to the operations of our manufacturing and other facilities, the availability of labor, our supply chain, our distribution processes and demand for our products and the corresponding impacts to our net sales and cash flow; our participation in markets that are competitive; our ability to prepare for, respond to and successfully achieve our objectives relating to technological and market developments, competitive threats and changing customer needs, including with respect to electric hybrid and fully electric commercial vehicles; the highly cyclical industries in which certain of our end users operate; uncertainty in the global regulatory and business environments in which we operate; the concentration of our net sales in our top five customers and the loss of any one of these; the failure of markets outside North America to increase adoption of fully automatic transmissions; the success of our research and development efforts, the outcome of which is uncertain; U.S. and foreign defense spending; risks associated with our international operations, including acts of war and increased trade protectionism; general economic and industry conditions including the risk of recession; the discovery of defects in our products, resulting in delays in new model launches, recall campaigns and/or increased warranty costs and reduction in future sales or damage to our brand and reputation; our ability to identify, consummate and effectively integrate acquisitions and collaborations; labor strikes, work stoppages or similar labor disputes, which could significantly disrupt our operations or those of our principal customers or suppliers; risks related to our indebtedness; and other risks and uncertainties associated with our business described in our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Although we believe the expectations reflected in such forward-looking statements are based upon reasonable assumptions, we can give no assurance that the expectations will be attained or that any deviation will not be material. All information is as of the date of this press release, and we undertake no obligation to update any forward-looking statement to conform the statement to actual results or changes in expectations and risks related to our indebtedness.

Use of Non-GAAP Financial Measures

This press release contains information about Allison’s financial results and forward-looking estimates of financial results which are not presented in accordance with accounting principles generally accepted in the United States (“GAAP”). Such non-GAAP financial measures are reconciled to their closest GAAP financial measures at the end of this press release. Non-GAAP financial measures should not be considered in isolation or as a substitute for our reported results prepared in accordance with GAAP and, as calculated, may not be comparable to other similarly titled measures of other companies.

We use Adjusted EBITDA and Adjusted EBITDA as a percent of net sales to measure our operating profitability. We believe that Adjusted EBITDA and Adjusted EBITDA as a percent of net sales provide management, investors and creditors with useful measures of the operational results of our business and increase the period-to-period comparability of our operating profitability and comparability with other companies. Adjusted EBITDA as a percent of net sales is also used in the calculation of management’s incentive compensation program. The most directly comparable GAAP measure to Adjusted EBITDA is Net income. The most directly comparable GAAP measure to Adjusted EBITDA as a percent of net sales is Net Income as a percent of net sales. Adjusted EBITDA is calculated as the earnings before interest expense, net, income tax expense, amortization of intangible assets, depreciation of property, plant and equipment and other adjustments as defined by Allison Transmission, Inc.’s, the Company’s wholly-owned subsidiary, Second Amended and Restated Credit Agreement. Adjusted EBITDA as a percent of net sales is calculated as Adjusted EBITDA divided by net sales.

We use Adjusted Free Cash Flow to evaluate the amount of cash generated by our business that, after the capital investment needed to maintain and grow our business and certain mandatory debt service requirements, can be used for the repayment of debt, stockholder distributions and strategic opportunities, including investing in our business. We believe that Adjusted Free Cash Flow enhances the understanding of the cash flows of our business for management, investors and creditors. Adjusted Free Cash Flow is also used in the calculation of management’s incentive compensation program. The most directly comparable GAAP measure to Adjusted Free Cash Flow is Net cash provided by operating activities. Adjusted Free Cash Flow is calculated as Net cash provided by operating activities, after additions of long-lived assets.

Attachments

•	Condensed Consolidated Statements of Operations

•	Condensed Consolidated Balance Sheets

•	Condensed Consolidated Statements of Cash Flows

•	Reconciliation of GAAP to Non-GAAP Financial Measures

•	Reconciliation of GAAP to Non-GAAP Financial Measures for Full Year Guidance

Contacts

Investor Relations

ir@allisontransmission.com

(317) 242-3078

Media Relations

media@allisontransmission.com

(317) 694-2065

Allison Transmission Holdings, Inc.

Condensed Consolidated Statements of Operations

(Unaudited, dollars in millions, except per share data)

	Three months ended September 30,		Nine months ended September 30,
	2022	2021	2022	2021
Net sales	$710	$567	$2,051	$1,758
Cost of sales	382	306	1,092	918

Gross profit	328	261	959	840
Selling, general and administrative	78	73	231	226
Engineering - research and development	47	42	136	121

Operating income	203	146	592	493
Interest expense, net	(29)	(28)	(88)	(87)
Other (expense) income, net	(15)	6	(28)	12

Income before income taxes	159	124	476	418
Income tax expense	(20)	(30)	(86)	(94)

Net income	$139	$94	$390	$324

Basic earnings per share attributable to common stockholders	$1.46	$0.89	$4.02	$2.97

Diluted earnings per share attributable to common stockholders	$1.45	$0.89	$4.02	$2.97

Allison Transmission Holdings, Inc.

Condensed Consolidated Balance Sheets

(Unaudited, dollars in millions)

	September 30, 2022	December 31, 2021
ASSETS
Current Assets
Cash and Cash Equivalents	$180	$127
Accounts receivable, net	374	301
Inventories	223	204
Other current assets	61	39

Total Current Assets	838	671
Property, plant and equipment, net	711	706
Intangible assets, net	889	917
Goodwill	2,074	2,064
Other non-current assets	81	99

TOTAL ASSETS	$4,593	$4,457

LIABILITIES
Current Liabilities
Accounts payable	$227	$179
Product warranty liability	26	33
Current portion of long-term debt	6	6
Deferred revenue	39	37
Other current liabilities	189	204

Total Current Liabilities	487	459
Product warranty liability	20	20
Deferred revenue	95	99
Long-term debt	2,502	2,504
Deferred income taxes	525	514
Other non-current liabilities	202	227

TOTAL LIABILITIES	3,831	3,823
TOTAL STOCKHOLDERS’ EQUITY	762	634

TOTAL LIABILITIES & STOCKHOLDERS’ EQUITY	$4,593	$4,457

Allison Transmission Holdings, Inc.

Condensed Consolidated Statements of Cash Flows

(Unaudited, dollars in millions)

	Three months ended September 30,		Nine months ended September 30,
	2022	2021	2022	2021
Net cash provided by operating activities	$207	$196	$433	$467
Net cash used for investing activities (a) (b)	(25)	(50)	(93)	(119)
Net cash used for financing activities	(123)	(122)	(285)	(396)
Effect of exchange rate changes on cash	(1)	(1)	(2)	(1)

Net increase (decrease) in cash and cash equivalents	58	23	53	(49)
Cash and cash equivalents at beginning of period	122	238	127	310

Cash and cash equivalents at end of period	$180	$261	$180	$261

Supplemental disclosures:
Income taxes paid	$26	$3	$85	$48
Interest paid	$27	$34	$84	$72
(a) Additions of long-lived assets	$(25)	$(43)	$(75)	$(112)
(b) Business acquisitions	$—	$—	$(23)	$—

Allison Transmission Holdings, Inc.

Reconciliation of GAAP to Non-GAAP Financial Measures

(Unaudited, dollars in millions)

	Three months ended September 30,		Nine months ended September 30,
	2022	2021	2022	2021
Net income (GAAP)	$139	$94	$390	$324
plus:
Interest expense, net	29	28	88	87
Income tax expense	20	30	86	94
Depreciation of property, plant and equipment	29	26	82	77
Amortization of intangible assets	12	12	35	35
Unrealized loss on marketable securities (a)	9	—	20	—
Stock-based compensation expense (b)	5	3	14	11
Technology-related investments gain (c)	—	(3)	(6)	(3)
Unrealized loss (gain) on foreign exchange (d)	2	(1)	5	(1)
Acquisition-related earnouts (e)	—	1	2	1
UAW Local 933 retirement incentive (f)	—	(1)	—	(1)

Adjusted EBITDA (Non-GAAP)	$245	$189	$716	$624

Net sales (GAAP)	$710	$567	$2,051	$1,758
Net income as a percent of net sales (GAAP)	19.6%	16.6%	19.0%	18.4%
Adjusted EBITDA as a percent of net sales (Non-GAAP)	34.5%	33.3%	34.9%	35.5%

Net cash provided by operating activities (GAAP)	$207	$196	$433	$467
Deductions to Reconcile to Adjusted Free Cash Flow:
Additions of long-lived assets	(25)	(43)	(75)	(112)

Adjusted free cash flow (Non-GAAP)	$182	$153	$358	$355

(a)	Represents a loss (recorded in Other (expense) income, net) related to an investment in the common stock of Jing-Jin Electric Technologies Co. Ltd.
(b)	Represents stock-based compensation expense (recorded in Cost of sales, Selling, general and administrative, and Engineering – research and development).
(c)	Represents a gain (recorded in Other (expense) income, net) related to investments in co-development agreements to expand our position in propulsion solution technologies.
(d)	Represents losses (gains) (recorded in Other (expense) income, net) on intercompany financing transactions related to investments in plant assets for our India facility.
(e)

Represents expenses (recorded in Selling, general and administrative, Engineering—research and development and Other (expense) income, net) for earnouts related to our acquisition of Vantage Power Limited.

(f)

Represents adjustments (recorded in Cost of sales) related to a retirement incentive program for certain employees represented by the International Union, United Automobile, Aerospace and Agriculture Implement Workers of America (“UAW”) pursuant to the UAW Local 933 collective bargaining agreement effective through November 2023.

Allison Transmission Holdings, Inc.

Reconciliation of GAAP to Non-GAAP Financial Measures for Full Year Guidance

(Unaudited, dollars in millions)

	Guidance Year Ending December 31, 2022
	Low	High
Net Income (GAAP)	$490	$510
plus:

Depreciation and amortization	155	155
Interest expense, net	118	118
Income tax expense	114	124
Unrealized loss on marketable securities (a)	20	20
Stock-based compensation expense (b)	17	17
Unrealized loss on foreign exchange (c)	5	5
Acquisition-related earnouts (d)	2	2
Technology-related investments gain (e)	(6)	(6)

Adjusted EBITDA (Non-GAAP)	$915	$945

Net Cash Provided by Operating Activities (GAAP)	$620	$650
(Deductions) to Reconcile to Adjusted Free Cash Flow:
Additions of long-live assets	$(160)	$(170)

Adjusted Free Cash Flow (Non-GAAP)	$460	$480

(a)	Represents a loss (recorded in Other (expense) income, net) related to an investment in the common stock of Jing-Jin Electric Technologies Co. Ltd.
(b)	Represents stock-based compensation expense (recorded in Cost of sales, Selling, general and administrative, and Engineering – research and development).
(c)	Represents losses (recorded in Other (expense) income, net) on intercompany financing transactions related to investments in plant assets for our India facility.
(d)

Represents expenses (recorded in Selling, general and administrative, Engineering—research and development and Other (expense) income, net) for earnouts related to our acquisition of Vantage Power Limited.

(e)	Represents a gain (recorded in Other (expense) income, net) related to investments in co-development agreements to expand our position in propulsion solution technologies.